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                                                                    Exhibit 10.3
                                  AGREEMENT


        This is an Agreement dated as of May 7, 1992, between Roadrunner Video Enterprises, Inc., a Kentucky corporation (the "Retailer") and Rentrak Corporation, an Oregon corporation (Rentrak").

                                   Recitals


        A. The Retailer currently operated 24 video specialty outlets.

        B. Rentrak distributes prerecorded videocassettes pursuant to the "Pay-Per-Transaction" system (the "PPT Systems").

        C. The Retailer desires to obtain the opportunity to utilize the PPT System and Rentrak desires to provide the Retailer with such an opportunity, each on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the parties agree as follows.

        1. Subject to the terms and conditions of this Agreement, Rentrak hereby grants the Retailer the right to utilize the PPT System.


        2. The Retailer agrees to execute the Rentrak National Account Agreement (the "Account Agreement") in connection with its use of the PPT System, the form of which, as amended, is attached as Annex A to this Agreement. The terms and conditions set forth in this Agreement and the Account Agreement shall govern the relationship between the Retailer and Rentrak. To the extent that the terms of the Account Agreement conflict with the terms of this Agreement, the terms of this Agreement shall be controlling.

        3. During the next 12 months, the Retailer agrees to utilize the PPT System in at least one outlet, and, at its sole and absolute discretion, shall have the right to utilize the PPT System in any or all additional outlets.

4. The Retailer shall pay to Rentrak a processing fee of $2,250 for each outlet utilizing the PPT System (the "Processing Fee") within 12 months from the date of this Agreement. If the Retailer continues to utilize the PPT System after the expiration of such 12 month period, Rentrak shall charge no additional processing fee with respect to outlets that participated in the PPT System during the 12 month period referred to above. The Retailer acknowledges that Rentrak may increase the per-outlet processing fee with respect to outlets that begin participation in the PPT System after the expiration of the 12 month period referred to above.

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        5.   The Processing Fee shall be paid by means of the delivery of a promissory note, the form of which is attached as Annex B to this Agreement (the "Note"). The Note shall be due and payable on April 30, 1995 and shall bear no interest. The principal amount of the Note shall be reduced, but not below zero, by an amount equal to 10% of the total handling, transaction and sell-thru fees (as defined in the Account Agreement) paid to Rentrak on or before May 30, 1995 with respect to the Retailer's outlets. The above described credits against the Note shall in no event cause any amount or credit to be due from Rentrak to the Retailer.

        6. The terms of this Agreement shall be subject to the confidentiality requirements set forth in paragraph 13 of the Account Agreement.

        This proposal is offered to you with the understanding that you will not disclose the terms thereof to any individual or entity. If you do disclose the terms thereof of this proposal, and any agreement entered into pursuant hereto, shall, at Rentrak's election be null and void, replaced by the standard Rentrak Agreement then in effect.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          RENTRAK CORPORATION

                                          By: /s/
                                              -------------------------------
                                          Title: V.P. Finance
                                                 ----------------------------

                                          ROADRUNNER VIDEO ENTERPRISES, INC.

                                          By: /s/ Terry W. Schneider
                                             --------------------------------
                                             Terry W. Schneider
                                             President